AMENDMENT TO AGREEMENT
                              FOR EXCHANGE OF STOCK


         This Amendment is made this     day of October, 1996, by and
between Star Resources, Inc., ICA Marketing Company, L.C. and ICA
B.V.

                             BACKGROUND INFORMATION

         The parties entered an Agreement for Exchange of Stock on October 10, 1996 (the "Agreement"). The Agreement provided that the exchange would occur at a closing on October 21, 1996, or any other date the parties fix by mutual consent. The Agreement also contemplated that prior to the closing Star would amend its Articles of Incorporation. The parties wish to revise the amendment to the Star's Articles of Incorporation and to delay the closing.

         Accordingly, in consideration of the premises and the mutual agreements set forth below, the parties agree as follows:

                             SUBSTANTIVE PROVISIONS

1. The third paragraph of the Agreement is amended to read in its entirety as follows:

                  "Prior to closing the Exchange, Purchaser will amend its Certificate of Incorporation and effect a reverse stock split so that the authorized capitalization of Star consists of 20,000,000 authorized shares of common stock, $.0001 par value per share, of which there will be 500,000 shares issued and outstanding and 1,000,000 authorized shares of preferred stock, par value $.01 per share, of which none will be issued and outstanding and the name of Purchaser will be Logiphone Group, Inc. (the 'Amendment')"

and the word "Amendment" as used in the Agreement shall refer to the transaction described in such third paragraph as revised hereby.

2. The first sentence of Section 1.03 of the Agreement is amended to read in its entirety as follows:



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 "1.03. Subject to the conditions precedent set forth in this Agreement and the other obligations of the parties set forth in this Agreement, the Exchange shall be consummated at 5420 LBJ Freeway, Suite 540, Dallas, Texas 75240, on November 1, 1996, at the hour of 9:00 a.m. or at any other place and date as the parties fix by mutual consent."

3. Except as amended hereby, the Agreement remains in full force and effect in accordance with its terms.

 STAR RESOURCES, INC.                     ICA MARKETING COMPANY, L.C.



By: __________________________             By: _________________________
Its: _________________________             Its: ________________________




ICA, B.V.



By: __________________________
Its: _________________________



close agree.ica



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